SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                             USAA Mutual Fund, Inc.
               (Name of Registrant as Specified In Its Charter)
       _________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    ___________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________

5)  Total fees paid:
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

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously. Identify the previous filing by registration statement
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
                                                                PRELIMINARY COPY
[USAA      USAA Family of Funds
EAGLE      Post Office Box 659442
LOGO (R)]  San Antonio, Texas 78265-9442


September 29, 2003

Dear Shareholder:

We recently received notice from Barclays Global Fund Advisors that it no longer wishes to manage the USAA Global Titans Index Fund. Barclays informed us that it would cease acting as a subadviser to the Fund on November 30, 2003.

As the Fund's manager, USAA Investment Management Company assessed the situation and advised the Fund's Board of Directors of its alternatives. The Board considered the following:

     o No other investment adviser manages a retail mutual fund similar to the Fund, and a search for a subadviser to replace Barclays has yielded no viable alternative.

     o Since the Fund opened in 2000, the Fund's assets have grown to only $17.5 million.

     o This small asset size has resulted in a high expense ratio of 2.43%, which USAA has voluntarily capped at 0.85%.

After reviewing the alternatives and considering your best interests as a Fund shareholder, the Board reached the following conclusions:

     o The Fund's ability to reach an economically viable asset size in the foreseeable future appears remote.

     o The option of merging the Fund into an actively managed USAA fund is not in the best interests of Fund shareholders, given that the expense ratio of the merged fund would be significantly higher than the 0.85% presently charged to Fund shareholders.

     o  Liquidation of the Fund is the only viable option.

THEREFORE, YOUR FUND'S BOARD OF DIRECTORS NOW UNANIMOUSLY RECOMMENDS A VOTE FOR THE FUND'S LIQUIDATION. The attached materials describe in detail the proposal to liquidate the Fund. Pages 4-6 in particular answer questions regarding the process of liquidation. If shareholders approve the proposal, the Fund would pay those shareholders still invested in the Fund on the liquidation date their portion of the Fund's assets. If shareholders do not approve the proposal, USAA will identify a means to continue managing the Fund, but will no longer subsidize the Fund's expenses.

VOTING IS SIMPLE AND EASY. In addition to the traditional method of returning your proxy card by mail, you may vote on the Internet at WWW.PROXYVOTE.COM, or by calling toll-free (800) 690-6903. YOUR VOTE IS VERY IMPORTANT. PLEASE DO NOT SET THIS PROXY ASIDE FOR ANOTHER TIME.

You may receive a telephone call from a USAA member service representative encouraging you to return your proxy and offering other investment options in which you may wish to exchange your Fund holdings. In any event, member service representatives will be available to assist you in identifying other investment options that may be right for you.

Thank you for your assistance in this matter. We regret any inconvenience these events may have caused you. Please know that we appreciate the trust you place in USAA, and we look forward to serving your investment needs for many years to come.


Sincerely yours,



Robert G. Davis
CHAIRMAN OF THE BOARD

                                                                PRELIMINARY COPY

[USAA                     USAA GLOBAL TITANS INDEX FUND
EAGLE                              A SERIES OF
LOGO (R)]                    USAA MUTUAL FUND, INC.
                            9800 FREDERICKSBURG ROAD
                            SAN ANTONIO, TEXAS 78288

                  NOTICE OF SPECIAL MEETING TO ALL SHAREHOLDERS
                      OF THE USAA GLOBAL TITANS INDEX FUND




         A shareholders meeting (the Meeting) of the USAA Global Titans Index Fund (the Fund), a series of USAA Mutual Fund, Inc., will be held on November 18, 2003, at 2 p.m., Central Time, at the McDermott Auditorium in the USAA Building, 9800 Fredericksburg Road, San Antonio, Texas 78288, for the following purposes:

               1. To  approve a Plan of  Liquidation  providing  for the  Fund's liquidation; and

               2. To transact  such other  business as may properly  come before the Meeting or any adjournment thereof.

                                       By order of the Board of Directors,



                                       Mark S. Howard
                                       Secretary

         San Antonio, Texas
         September 29, 2003



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            WE URGE YOU TO VOTE ON THE INTERNET AT WWW.PROXYVOTE.COM; OR
            CALL OUR SPECIAL TOLL-FREE NUMBER, (800) 690-6903; OR MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE
            SO YOU WILL BE REPRESENTED AT THE MEETING.
           --------------------------------------------------------------------

                     ---------------------------------------
                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                 -----------------------------------------------

o  WHAT IS THIS DOCUMENT AND WHY ARE WE SENDING IT TO YOU?

This document is a proxy statement and is being furnished to shareholders of the USAA Global Titans Index Fund (the Fund), a series of USAA Mutual Fund, Inc. (the Company). It contains information that shareholders should know before voting on the proposal before them, and should be retained for future reference. The shareholders of the Fund are being asked to vote on one proposal:

   *  A plan to liquidate the Fund.

Much of the information in this proxy statement is required by Securities and Exchange Commission rules but it may not answer all of your questions. If there is anything you do not understand, or if you have additional questions, please contact us at (800) 531-8448.

o  WHY IS THE FUND BEING LIQUIDATED?

Barclays Global Fund Advisors (Barclays) resigned as the Fund's subadviser effective November 30, 2003. The Fund's Board of Directors (the Board) determined that liquidating the Fund was the only viable alternative after considering the following factors:

   * The inability to find another subadviser with experience managing a retail fund similar to the Fund;

   * Merging the Fund into an actively managed USAA fund with a significantly higher expense ratio would not be in the shareholders' best interests; and

   * The high costs and inefficiencies associated with managing such a small fund with limited foreseeable prospects to increase its asset size to achieve economic viability.

o  WHAT ARE THE DIFFERENT WAYS I CAN CAST MY VOTE?

As a shareholder, you may vote in one of the following four ways:

   -----------------------------------------------------------------------------
   1. You may vote on the Internet at WWW.PROXYVOTE.COM.

   2. You may vote by calling our special toll-free number (800) 690-6903.

   3. You may vote by sending us a completed and executed proxy card. The proxy card has been included with this proxy statement, along with a postage-paid envelope for your convenience in mailing us your proxy card.

   4. You may vote in person by attending the shareholder meeting.
   -----------------------------------------------------------------------------

If you do not plan to attend the meeting, we encourage you to vote by Internet or telephone to minimize the costs of solicitation. PLEASE NOTE THAT TO VOTE VIA THE INTERNET OR TELEPHONE, YOU WILL NEED THE CONTROL NUMBER THAT IS PRINTED ON YOUR BALLOT CARD.

o  HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE PROPOSAL?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN TO LIQUIDATE THE FUND.

o  WILL THERE BE TAX CONSEQUENCES AS A RESULT OF THE LIQUIDATION?

If you hold your Fund shares in a tax deferred account, such as an IRA, certain other retirement plans, or a Coverdell Education Savings Account, and keep the proceeds in the tax deferred account, the liquidation generally will not be taxable to your account. The liquidation generally will be a taxable event for other accounts. For more information, please review the section entitled "WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?" on page 5.

                                    PROPOSAL

                        TO APPROVE A PLAN OF LIQUIDATION

Shareholders of the USAA Global Titans Index Fund (the Fund) are being asked to consider and approve a Plan of Liquidation and Termination to liquidate the Fund and terminate it as an existing fund of USAA Mutual Fund, Inc. (the Plan). For the reasons discussed in more detail below, the Company's Board approved the Plan and unanimously recommend that you vote "FOR" the Plan.

o  WHAT DID THE BOARD CONSIDER IN REVIEWING THE PROPOSAL TO LIQUIDATE THE FUND?

Barclays recently resigned as the Fund's subadviser effective November 30, 2003. After receiving this notice, USAA Investment Management Company (IMCO), the Fund's investment manager, conducted a search for a new subadviser to replace Barclays. IMCO noted that no other subadviser manages a retail mutual fund like the Fund and that its search yielded no viable alternative.

IMCO advised the Board of the results of its search for a replacement subadviser at a meeting held on August 5, 2003. IMCO then discussed with the Board other alternatives for the Fund, including merging the Fund into another mutual fund or liquidating the Fund. Based on its review of the available alternatives, IMCO recommended that the Board approve the liquidation of the Fund.

IMCO noted that the Fund has a relatively small asset base (approximately $17.5 million as of August 31, 2003), which has made the Fund expensive to operate and difficult to manage efficiently. This, in turn, has resulted in a relatively high expense ratio for the Fund (2.43% as of December 31, 2002) prior to IMCO's expense limitation arrangement with the Fund.

IMCO also noted that it has voluntarily absorbed various Fund expenses since the Fund commenced operations on October 27, 2000, by waiving its advisory fee and/or reimbursing a significant portion of the Fund's expenses. As a result of this expense limitation arrangement, which can be modified or terminated at any time, the Fund's net total expense ratio for the fiscal year ended December 31, 2002, was 0.85%.

Notwithstanding the expense limitation arrangement, the Fund has experienced limited asset growth. IMCO advised the Board of its belief that the Fund is not economically viable given its low asset level and high expense ratio. IMCO also advised the Board of its belief that the Fund's expense ratio, prior to any expense limitation arrangement, will continue to be at a competitive disadvantage unless IMCO continues voluntarily to limit the Fund's expenses for the foreseeable future. IMCO also indicated to the Board that it does not intend to continue the voluntary expense limitation arrangement indefinitely if the liquidation proposal is not approved. As a result, IMCO also advised the Board that it does not anticipate that the Fund will experience sufficient asset growth in the future to make the Fund economically viable.

IMCO explained to the Board that it reviewed whether a merger would be practicable and, if so, whether that option would produce desirable results for shareholders. IMCO explained that it had reviewed current market conditions, the similarities between the Fund and other funds managed by IMCO, the relatively small size of the Fund, the relative expense ratios of other funds managed by IMCO, the time, effort and expense required to effect a transaction, and the tax and related implications for shareholders of such a transaction. IMCO determined that merging an index fund into an actively managed USAA fund would not be in the best interests of shareholders. IMCO also determined that the expense of a merger would be greater than any benefits shareholders of the Fund could expect to realize from such a transaction. IMCO also reviewed the relative costs involved in the liquidation and termination of the Fund.

IMCO also explained to the Board the tax impact on shareholders of a liquidation of the Fund. IMCO noted that shareholders could have a gain or loss depending on the timing of their purchases and the way in which they hold their shares of the Fund (E.G., a large percentage of the Fund's shareholders held their shares in tax deferred accounts such as individual retirement accounts).

Based on its consideration, analysis, and evaluation of the above factors at the August 5, 2003 meeting and on IMCO's recommendation, the Board, including a majority of its directors who are independent directors (I.E., directors who are not "interested persons" as that term is defined in the Investment Company Act of 1940) of the Company, approved the liquidation of the Fund. In particular, the Board determined that the liquidation of the Fund is in the best interests of the Fund and its shareholders for the following reasons:

   * the search for a subadviser to replace Barclays yielded no viable alternative;

   * the Fund's assets have not grown as projected, leaving the Fund too small to be economically viable;

   * as a result of the Fund's small asset base of $17.5 million, the Fund's expense ratio of 2.43% has remained at a level that is not competitive were it not for IMCO's continued voluntary expense limitation arrangement with the Fund;

   * it is unlikely that the Fund will experience sufficient sales of shares in the foreseeable future to increase its assets to a level that would make it economically viable; and

   *  possible  alternatives  to  liquidation,  including  merging the Fund into
      another  USAA  fund,  may  not  be   advantageous  to  the  Fund  and  its
      shareholders.

o  WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE PLAN?

If the Fund's shareholders do not approve the Plan, the Fund will continue operations, although the Fund would have a higher expense ratio given IMCO has informed the Board it does not anticipate continuing the voluntary expense limitation arrangement at its current levels. In such a case, the Board would consider what, if any, other steps to take concerning the Fund and its shareholders.

o  WHAT ARE THE KEY PROVISIONS OF THE PLAN?

Under the Plan, the Fund would pay those shareholders still invested in the Fund on the liquidation date their percentage of the Fund's remaining assets, after payment of all the Fund's expenses. After shareholders approve the Plan, the Fund will cease to invest its assets in accordance with its investment objective and will sell all assets of the Fund not already held in cash or cash equivalents. In addition, the Fund will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund.

The Plan provides that, as soon as reasonably practical after shareholders approve the Plan, the distribution of the Fund's assets will be made in one or two liquidating distributions. The first such distribution is expected to consist of cash representing substantially all of the Fund's assets less an estimated amount reserved to pay its liabilities and expenses. A second liquidating distribution, if necessary, is anticipated to be made within 90 days after the first liquidating distribution and will consist of cash from any assets remaining after payment of those liabilities and expenses, the proceeds of any sale of the Fund's assets not sold prior to the first liquidating distribution, and any other miscellaneous Fund income.

The date or dates on which the Fund will pay the liquidating distributions and on which the Fund will be liquidated have not been determined, but it is anticipated that, if the Fund's shareholders approve the Plan, the liquidating distribution(s) would occur as soon as reasonably practicable after the date of that approval. Many shareholders will receive checks for their respective portions of the liquidating distribution(s) without any further action on their part. Shareholders, however, who hold their Fund shares in Tax Deferred Accounts (as defined below in the section entitled "Tax Deferred Accounts") will not receive checks, but instead will have their respective portions of the liquidating distributions invested in the USAA Money Market Fund within their Tax Deferred Accounts without any further action on their part.

The Plan will not affect a shareholder's right to redeem or exchange the Fund's shares prior to the close of the regular trading session of the New York Stock Exchange on the date shareholders approve the Plan. Therefore, a shareholder may redeem in accordance with the redemption procedures set forth in the Fund's prospectus without waiting for the Fund to take any action respecting its liquidation. The Plan also authorizes the Board to make variations from or amendments to the provisions thereof that it deems necessary or appropriate to carry out the purposes of the Plan. No shareholder will be entitled to exercise any dissenter's rights or appraisal rights with respect to the Fund's liquidation and termination under either the Plan or relevant provisions of Maryland law.

Under the Plan, the Fund will be responsible for the expenses incurred in connection with carrying out the Plan, including the cost of soliciting proxies, liquidating the Fund's assets, and terminating the Fund's existence. As mentioned above, however, IMCO has voluntarily capped the Fund's expense ratio at 0.85%. Thus, as a practical matter, IMCO will reimburse the Fund for some or all of these expenses.

o  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

DISTRIBUTIONS TO SHAREHOLDERS

If the Plan is approved, the Fund will sell its assets and distribute the net proceeds to its shareholders (Liquidating Distributions). The Fund will make all required distributions so that the Fund itself will not be taxed on any of its net gain realized from the sale of its assets. The Liquidating Distributions will be in exchange for the cancellation and redemption of each shareholder's outstanding Fund shares. Therefore, under tax rules a Liquidating Distribution will be treated as proceeds from the sale of each shareholder's Fund shares.

TAX IMPACT OF RECEIVING A LIQUIDATING DISTRIBUTION

A shareholder who receives a Liquidating Distribution will be treated as having sold Fund shares for the amount of the Liquidating Distribution. Whether a shareholder will recognize taxable income by receiving a Liquidating Distribution generally will depend on whether or not the shares are held in a tax deferred account.

TAX DEFERRED ACCOUNTS

The receipt of Liquidating Distributions in retirement accounts such as USAA traditional IRAs (including Rollover IRAs), Roth IRAs (including Roth conversion
IRAs), SIMPLE IRAs, and SEP IRAs (including SARSEPs), and 403(b) Plans, and in Coverdell Education Savings Accounts (each a Tax Deferred Account) generally will not be a taxable event.

OTHER ACCOUNTS

The receipt of Liquidating Distributions by shareholders that hold Fund shares in accounts other than Tax Deferred Accounts generally will be taxable to them. Each of these shareholders will recognize gain or loss on the "sale" of the Fund shares based on the difference between the adjusted tax basis for the shares and the Liquidating Distribution. For any shareholder who will have held his or her Fund shares for more than one year on the liquidation date and recognizes a capital gain, that capital gain will be classified as long term and will be eligible for the 15% maximum federal income tax rate on individuals' long-term capital gain enacted by the Jobs and Growth Tax Relief

Reconciliation Act of 2003. Shareholders also should be aware that the Fund is required to withhold 28% of Liquidating Distributions payable to certain shareholders who do not provide the Fund with a correct and valid U.S. taxpayer identification number.

OTHER TAX MATTERS

The preceding summary provides general information regarding the federal income tax consequences to the Fund's shareholders on their receipt of Liquidating Distributions from the Fund. The Fund has not sought a ruling from the IRS with respect to these matters. This summary generally applies to shareholders who are individual U.S. citizens (other than dealers in securities) or Tax Deferred Accounts and does not address the particular federal income tax consequences that may apply to other shareholders that are, for example, corporations, trusts, estates, tax-exempt organizations, or non-resident aliens; nor does this summary address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently, depending on their particular tax situations unrelated to the receipt of Liquidating Distributions, and accordingly this summary is not a substitute for careful tax planning. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving Liquidating Distributions from the Fund.

o  HOW DOES THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE ON THIS PROPOSAL?

The Board has concluded that the proposed Plan is in the best interests of the shareholders of the Fund and UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN.

                      OTHER INFORMATION ABOUT THE PROPOSAL

MORE INFORMATION ABOUT THE SHAREHOLDER MEETING AND VOTING MATTERS

THE SHAREHOLDER MEETING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Fund's Board to approve the Plan, at a meeting of shareholders (the Meeting). The Meeting will be held on November 18, 2003, at 2 p.m. Central Time, at the McDermott Auditorium in the USAA Building, 9800 Fredericksburg Road, San Antonio, TX 78288.

WAYS TO VOTE

As described in greater detail on page 2 of the proxy statement, you may vote your proxy by telephone, mail, or through a secure Internet site. To vote via the Internet or by telephone, please access the web site or call the toll-free number located on your proxy. PLEASE NOTE THAT TO VOTE VIA THE INTERNET OR TELEPHONE, YOU WILL NEED THE "CONTROL NUMBER" THAT IS PRINTED ON YOUR BALLOT CARD.

Proxies, including proxies given on the Internet or by telephone, may be revoked at any time before they are voted. If you wish to revoke a proxy, you must submit a written revocation or a later-dated proxy to the Fund. You also may revoke a proxy by attending the shareholder meeting and voting in person. The last instruction we receive from you, whether received in paper or electronic form, will be the one counted.

MORE INFORMATION ON VOTING

Only shareholders of record on September 18, 2003, are entitled to vote at the shareholder meeting. Each whole and fractional share of the Fund held as of September 18, 2003, is entitled to a whole or fractional vote. The presence, in person or by proxy, of a majority of the shares of the Fund entitled to vote is required to constitute a quorum. Approval of the proposal requires approval by a majority of the shares of the Fund as defined under the Investment Company Act of 1940 (the 1940 Act). Therefore, approval of the liquidation of the Fund requires approval of the lesser of (1) 67% or more of the voting shares of the Fund present at the Meeting, provided that a quorum is present; or (2) more than 50% of the Fund's outstanding shares entitled to vote at the Meeting.

Your vote will be counted at the Meeting if cast in person or by proxy. The election inspectors will count:

   * Votes cast "FOR" approval of the proposal to determine whether sufficient affirmative votes have been cast; and

   * Abstentions and broker non-votes of shares (in addition to all votes cast "FOR" or "AGAINST") to determine whether a quorum is present. Abstentions and broker non-votes are not counted to determine whether the proposal has been approved.

Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker lacks discretionary voting authority. The proposal requires a vote based on the total votes cast. Because abstentions and broker non-votes are treated as shares present for purposes of quorum but not voting, any abstentions and broker non-votes will have the effect of votes cast "AGAINST" the proposal.

SOLICITATION OF PROXIES

Fund officers and IMCO employees may solicit proxies by mail or by telephone. The costs of preparing, printing and mailing the enclosed proxy card and proxy statement, and any other costs incurred in connection with this solicitation, including any additional solicitation made by mail, Internet, or telephone will be borne by the Fund. Because of the voluntary expense cap, however, IMCO will reimburse the Fund for some or all of these expenses.

OTHER BUSINESS AND PROPOSALS TO ADJOURN THE MEETING

The Board knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Board's intention that proxies will be voted on such matters based on the judgment of the persons named in the enclosed proxy ballot.

In the event a quorum is not present at the Meeting, or in the event a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies if such an adjournment and additional solicitation is reasonable and in the interests of shareholders. In determining whether adjournment and additional solicitation is in interests of shareholders, the proxies shall consider all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities, and the nature of the reasons for additional solicitation. The proposal may be voted on prior to any adjournment if sufficient votes have been received for the proposal and such vote is otherwise appropriate. Any adjournment will require the affirmative vote of a majority of the shares present at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposal in favor of any adjournment and will vote those proxies required to be voted "AGAINST" the proposal against any adjournment.

INFORMATION ABOUT SHAREHOLDERS OF THE FUND

OUTSTANDING SHARES

As of September 18, 2003, the Fund had [____________] shares outstanding.

SHARES OWNED BY USAA

As of September 18, 2003, United Services Automobile Association (USAA), a Texas reciprocal interinsurance exchange, held of record or beneficially owned no shares of the Fund directly or indirectly.

With respect to shares held in USAA Tax Deferred Accounts, the custodian of these accounts, USAA Federal Savings Bank, will vote those shares for which it has received instructions from shareholders only in accordance with such instructions. If such shareholders do not vote their shares, the custodian of these accounts will vote their shares for or against the proposal in the same proportion as other such shareholders have instructed.

LARGE SHAREHOLDERS

[The following table identifies all persons other than USAA and its affiliates, who, as of September 18, 2003, held of record or owned beneficially 5% or more of the Fund's shares.]


--------------------------------------------------------------------------------
NAME AND ADDRESS                     NUMBER                 PERCENT
OF BENEFICIAL OWNER                  OF SHARES              OF FUND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[As of September 18, 2003, the Company knows of no persons who beneficially owned 5% or more of the voting stock of the Fund.]

As of September 18, 2003, none of the Company's directors and executive officers owned beneficially or of record, as a group, more than 1% of the outstanding shares of the Fund.

                   DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS
                       FOR SUBSEQUENT SHAREHOLDER MEETINGS

Under relevant state law and the Fund's organizational documents and applicable law, no annual meeting of shareholders is required. The Fund currently does not intend to hold such a meeting. Ordinarily, there will be no shareholder meeting unless required by the 1940 Act or otherwise. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to any such shareholder meeting. Shareholders collectively holding at least 10% of the outstanding shares of the Fund may request a shareholder meeting at any time for the purpose of voting to remove one or more of the directors. The Fund will assist in communicating to other shareholders about such meeting.

                              FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF ITS ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA INVESTMENT MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR (800) 531-8448.

                         INFORMATION CONCERNING ADVISER,
                 DISTRIBUTOR, ADMINISTRATOR, AND TRANSFER AGENT

IMCO, a Delaware corporation, serves as the Fund's investment adviser, distributor, and administrator. USAA Transfer Agency Company (d/b/a USAA Shareholder Account Services) serves as the Fund's transfer agent. IMCO is a wholly owned indirect subsidiary of USAA, whose address, along with its affiliates, is 9800 Fredericksburg Road, San Antonio, Texas 78288.

[USAA                       WE KNOW WHAT IT MEANS TO SERVE(R).
EAGLE           ----------------------------------------------------------
LOGO (R)]       INSURANCE  *  BANKING  *  INVESTMENTS  *  MEMBER SERVICES


                                                                      44617-0903

                                                          PRELIMINARY PROXY CARD


[USAA     USAA                               USAA GLOBAL TITANS INDEX FUND
EAGLE     FAMILY                          PROXY FOR THE SHAREHOLDER MEETING
LOGO]     OF FUNDS                  2 p.m., Central Time, on November 18, 2003

   P.O. BOX 659442
   SAN ANTONIO, TX  78265-9442
                                   All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the applicable proposals.

                                   Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this card. When signing as attorney, trustee executor, administrator, guardian or corporation officer, please give your FULL title.

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.

                                       NOTE: If you vote by phone or Internet, please do not return your proxy card.

                                         ===================================
                                           YOUR  CONTROL  NUMBER FOR THIS
                                           PROXY CARD IS INDICATED BELOW
                                         ===================================

                                                     [down arrows]
 VOTE BY TELEPHONE OR INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

 TELEPHONE         *  Dial the toll-free number
1-800-690-6903     *  Enter to the CONTROL NUMBER
                      indicated to the right
                   *  Follow the voice instructions

  INTERNET         *  Log on to the voting site            CONTROL NUMBER
WWW.PROXYVOTE.COM  *  Enter the CONTROL NUMBER             ACCOUNT NUMBER
                      indicated to the right
                   *  Follow the screen instructions

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                                             DETACH AND RETURN THIS PORTION ONLY

 USAA Global Titans Index Fund
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE PROPOSAL.

Proposal                                     For     Against      Abstain
1.   To approve a Plan of Liquidation
     providing for the liquidation of        [  ]      [  ]         [  ]
     the USAA Global Titans Index Fund.


                              By my signature below, I appoint Christopher W. Claus, David Holmes, and Roberto Galindo, Jr. as my attorneys to vote, as specified above, all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on November 18, 2003, at 2 p.m. CT, at the McDermott Auditorium in the USAA Building, 9800 Fredericksburg Road, San Antonio, Texas 78288, and at any adjournments thereof. Any one or more of my attorneys above may appoint substitutes to vote my shares on their behalf. A majority of my attorneys, or their substitutes, may exercise all powers, except that if only one votes and acts, then that one may act alone. I also instruct my attorneys to vote any other matters that arise at the meeting in accordance with their best judgment. I revoke previous proxies that I have executed and acknowledge receipt of the Fund's Notice of Special Meeting and proxy statement.

[                                         ]  [                                 ]
SIGNATURE [PLEASE SIGN WITHIN BOX]    DATE   SIGNATURE (JOINT OWNERS)   DATE